Exhibit 2.2

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of June 3, 2021, (this “Agreement”) is made by and among, Kairos Pharma, Ltd., a California corporation (the “Company” or “Kairos”), on the one hand, and Enviro Therapeutics, Inc., California corporation (“Enviro”) and the shareholders of Enviro set forth on Schedule I hereto (the “Enviro Shareholders”), on the other hand. For purposes of this Agreement, the Company, Enviro and the Enviro Shareholders are sometimes collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, the Enviro Shareholders collectively will own shares of Enviro as set forth on Schedule I, which will represent 100% of the issued and outstanding equity securities of Enviro (such shares, consisting of 8,602.150538 shares par value $0.01 per share, of the common stock of Enviro, being hereinafter referred to as the “Enviro Shares”) on the date of the Closing (as hereinafter defined);

WHEREAS, the Enviro Shareholders believe it is in their respective best interests for the Enviro Shareholders to exchange 100% of the Enviro Shares for 4,000,000 shares of newly issued restricted common stock of the Company (the “Company Shares”), as set forth on Schedule II, which, as of the Closing: (i) will represent approximately twenty percent (20%) of the outstanding shares of capital stock of the Company on a fully diluted basis, including all issued and outstanding convertible promissory notes, preferred stock, SAFEs, other securities convertible into capital stock, stock options and warrants, and after giving effect to the issuance of the Company Shares, and (ii) shall, as of the date of the Closing (defined below), have voting power approximately equal to twenty percent (20%) of all shares capable of voting on matters by the shareholders of the Company;

WHEREAS, the Company believes it is in its best interest and the best interest of its shareholders to acquire the Enviro Shares in exchange for the Company Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”);

WHEREAS, the Boards of Directors of Enviro and the Company have determined that the Share Exchange is advisable and in the best interests of their respective companies and shareholders and in furtherance thereof have approved the Share Exchange;

WHEREAS, it is the intention of the parties that upon the Closing: (i) Enviro shall become a wholly owned subsidiary of the Company; and (ii) the Company shall assume ownership and title to all of the Enviro Shares;

WHEREAS, subsequent to the Share Exchange, the Company expects that all of equity securities shall be acquired by Bio Lab Naturals, Inc. (“BLAB”) pursuant to a transaction whereby one hundred percent of the stock of Kairos will be acquired by BLAB in exchange for approximately 96,781,536 restricted shares of common stock of BLAB, which, after the transaction, will be equivalent to approximately 90% of the then outstanding shares of BLAB’s common stock (the “Kairos-BLAB Transaction”); and

WHEREAS, concurrent with the closing of the Kairos-BLAB Transaction, Kairos intends to raise money from new third party investors (the “New Investors”) in the aggregate amount of no less than $5,000,000 in a private placement of Units, for an aggregate total private placement of 2,000,000 new Kairos shares of restricted common stock and warrants to purchase 1,000,000 Kairos shares of restricted common stock (each Unit consists of one (1) share of Kairos’ common stock, sold for $2.50 per share, and one-half (1/2) warrant to purchase one-half (1/2) share of Kairos common stock, exercisable for $5.00 per share for two years from the date of the closing) (“Proposed Financing”).

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1

EXCHANGE OF ENVIRO SHARES FOR THE COMPANY SHARES

Section 1.1 Incorporation of Recitals. The recitals above are incorporated by this reference and made part of this Agreement.

Section 1.2 Agreement to Exchange Enviro Shares for the Company Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Enviro Shareholders shall assign, transfer, convey and deliver the Enviro Shares to the Company and, in consideration and exchange for the Enviro Shares, the Company shall issue, transfer, convey and deliver the Company Shares to the Enviro Shareholders as set forth on Schedule II.

Section 1.3 Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall be completed on June 3,2021 at 5:00PM pacific standard time (the “Closing Date”) remotely via the exchange of documents and signatures pursuant to the terms and conditions of this Agreement.

Section 1.4 Restrictions on the Company Shares Issued Pursuant to this Agreement. The Company Shares to be issued by the Company pursuant to this Agreement have not been registered and are being issued pursuant to exemptions under the Securities Act (as defined below), as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws, based on the suitability and investment representations made by the Enviro Shareholders to the Company. The Company Shares to be issued by the Company pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificates representing the Company Shares issued in the Share Exchange will bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act The securities have been acquired for investment purposes and may not be sold, transferred, hypothecated or otherwise disposed of in the absence of an effective registration statement as to the securities under the Securities Act, or an opinion of counsel satisfactory to the Company that such registration is not required or an exemption from the registration requirements of the Securities Act is available.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof, except as set forth in the Company Schedules (defined below).

Section 2.1 Corporate Organization.

(a) Corporate Existence. Power and Authority. The Company is a company duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted and to own, lease or otherwise hold its properties, to enter into this Agreement, and to carry out the transactions contemplated by this Agreement, except where tire failure to be so qualified and in good standing will not have a. Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of the Company. “Material Adverse Effect” means, when used with respect to the Company, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of the Company, or materially impair the ability of the Company to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

(b) Corporate Action. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, do not violate any provision of the Company’s Articles of Incorporation or Bylaws or similar documents (including all amendments thereto, the “Company Charter Documents”). The Company has taken all actions required by law, its Company Charter Documents, or otherwise to authorize the execution and delivery of this Agreement. The Company has full power, authority, and legal capacity and has taken all action required by law, its Company Charter Documents, and otherwise to consummate the transactions herein contemplated.

(c) Board Authorization. The Company’s Board of Directors (the “Company Board”) has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby. The minute books of the Company are current as required by law, contain the minutes of all meetings of the Company Board and its shareholders from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Company Board and its shareholders.

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Section 2.2 Capitalization of the Company.

(a) Capital Stock. The authorized capital stock of the Company consists of: (i) 35,000,000 shares of common stock, par value $0.01 per share, of which approximately 15,825,957 shares of common stock are issued and outstanding, on a fully-diluted and converted basis, immediately prior to the Share Exchange (or approximately concurrent with the Share Exchange, not including the Company Shares that will he issued to the Enviro Shareholders in connection with this Share Exchange).

(b) Convertible Securities. The Company has furnished or made available accurate and complete copies or detailed descriptions of any and all outstanding warrants, options or other securities convertible into or exchangeable or exercisable for common stock.

(c) Registration and Preemptive Rights. The Company has furnished or made available accurate and complete copies or detailed descriptions of any and all agreements and obligations with respect to any registration rights or preemptive rights.

(d) Voting Agreements: Encumbrances. The Company has furnished or made available accurate and complete copies or detailed descriptions of any and all voting trusts, shareholder agreements or other voting arrangements, capacities, charges, liens or encumbrances on any shares of the Company’s capital stock that have been entered into among the shareholders of the Company,

(e) Duly Authorized, Validly Issued. Fully Paid and Non-Assessable. All of the issued and outstanding shares of the capital stock of the Company immediately prior to this Share Exchange are, and all shares of the capital stock of the Company when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws. The issuance of all of the capital stock of the Company described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no shareholder of the Company has any right to rescind or bring any other claim against the Company for failure to comply with the Securities Act, or state securities laws.

Section 2.3 Validity and Enforceability of Agreements. This Agreement constitutes the valid and legally binding obligation of the Company and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

Section 2.4 Subsidiaries. The Company does not have any subsidiaries and does not own, beneficially or of record, any shares of or control any other corporation, or equity interests in any other entity.

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Section 2.5 Intellectual Property; Assets; Title to Assets. The Company has furnished or made available accurate and complete copies or detailed descriptions of any and all of the principal assets or properties of the Company (the “ Company Principal Assets”). The Company has good and marketable title to the Company Principal Assets, free and clear of all mortgages, liens, claims or encumbrances of any kind or airy conditional sale agreement or other title retention agreement. The Company Principal Assets constitute all patents, licenses, permits, consents, approvals or authorizations of governments, governmental authorities or quasi-governmental authorities (both United States and foreign) currently owned or held by the Company in connection with its business (the “Company Patents, Licenses and Permits”), and the Company is the owner or exclusive licensee of each such Company Patents, License and Permit. No claims made by third parties with respect to any of the Company Patents, Licenses and Permits are pending. There are no decrees, licenses, sublicenses, agreements or limitations now in effect relating to any of the Company Patents, Licenses and Permits and there has been no notice to the Company that any Company Patents, License or Permit infringes the rights of any third party or is being infringed by any third party.

Section 2.6 Trademarks, Tradenames, etc. The Company has furnished or made available accurate and complete copies or detailed descriptions of any and all registered or unregistered copyrights, trademarks, tradenames, service marks, service names, slogans or assumed names (nor are any of the same used or held for use) used in connection with the conduct of its business (the “Company Trademarks”), all of which are owned by the Company. No claims made by third parties with respect to any of the Company Trademarks are pending. There are no decrees, licenses, sublicenses, agreements or limitations now in effect relating to any of the Company Trademarks and there has been no notice to the Company that any Company Trademark infringes the rights of any third party or is being infringed by any third party.

Section 2.7 Company Material Contracts. The Company has furnished or made available accurate and complete copies or detailed descriptions of the Company Material Contracts (defined below), including the Patents, Licenses and Permits. With respect to any Company Material Contract, the Company is not aware of any existing breach, default or event of default by the Company, or event that with notice or lapse of time or both would constitute a breach, default or event of default by the Company, other than breaches, defaults or events of default that would not have a Material Adverse Effect on the business, assets or prospects of the Company, nor does the Company know of, and the Company has not received notice of, or made a claim with respect to, any breach or default by any other party thereto that would, severally or in the aggregate, have a Material Adverse Effect. As used herein, the term “Company Material Contracts” shall mean all (i) employee benefit plans, share option schemes or agreements and employment, consulting or similar contracts, (ii) contracts that involve remaining aggregate payments by the Company in excess of $ 10,000 or which have a remaining term in excess of two years, (iii) insurance policies, and (iv) all contracts that would, if terminated, have a Material Adverse Effect.

Section 2.8 Financial Statements. Except as set forth in the Company Schedules;

(a) Company Financial Statements. The Company has as Company Schedule 2.9 correct and complete copies of audited consolidated balance sheets of the Company as of December 31, 2020 and 2019, and the related audited consolidated statements of operations for the years ended December 31, 2020 and 2019 (collectively, the “Company Financial Statements”).

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(b) Generally Accepted Accounting Principles. The Company Financial Statements were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries, in each case as of the dates and for the periods referred to therein, except as set forth in the notes thereto, and except that the unaudited interim financial statements contained in the Company Financial Statements do not include footnotes and are subject to normal, recurring year-end audit adjustments,

(c) Tax Returns and Payment, The Company has duly and timely filed all material tax returns required to be filed by it and has duly and timely paid all taxes, of any kind or form, shown thereon to be due.

Section 2.9 Governmental Authorizations and Third-Party Consents.

(a) Governmental Approvals. No authorization, consent or approval or other order or action of or filing or registration with any court, administrative agency, or other governmental or regulatory body or authority is required for the execution and delivery by the Company of this Agreement or the Company’s consummation of the transactions contemplated hereby, resulting from the issuance of the Company Shares in connection with the Share Exchange,

(b) Permits. The Company is not required to have any licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof

(c) Third-Party Consents. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, and except as set forth in the Company Material Contracts, no authorization, approval, waiver, consent, or order of, or registration, declaration, or filing with, any court or other governmental body, or any third party, including a party to any agreement with the Company, is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

(d) No Contravention. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

Section 2.10 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, Tire Company does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

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Section 2.11 Compliance With Laws and Regulations, To the best of its knowledge, the Company has complied with all applicable statutes and regulations, except to the extent that noncompliance would not result in a Materially Adversely Effect. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities. The Company has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the applicable rules and regulations of the Securities Exchange Commission (“SEC”) or the applicable securities laws and rules and regulations of any state.

Section 2.12 Interested Party Transactions. The Company has furnished or made available accurate and complete copies or detailed descriptions of any and all of the Company’s indebtedness to any of its officer or directors (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and any indebtedness of any such person to the Company, and there are no other transactions of the type that would be required to be disclosed pursuant to Items 402 or 404 of Regulation S-K under the Securities Act and the Exchange Act.

Section 2.13 Finders’ Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 2.14 Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all U.S. and non-U, S. jurisdictions, tire rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental body, agency or instrumentality (collectively, the “Money Laundering Laws”) and no Action involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 2.15 Absence of Undisclosed Liabilities. Except as specifically disclosed in the Company Schedules, since December 31,2020: (a) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (b) the Company has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees to be paid prior to Closing; (c) the Company has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (d) the Company has not made any loan, advance or capital contribution to or investment in any person or entity; (e) the Company has not discharged or satisfied any Hen or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (f) the Company has not suffered any losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; (g) except for the Share Exchange, the Company has not entered into any transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business; (h) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (i) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (j) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees.

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Section 2.16 No Undisclosed Events or Circumstances, No event or circumstance has occurred or exists with respect to the Company or its respective business, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

Section 2.17 Company Schedules. The Company has delivered to Enviro and the Enviro Shareholders in connection with this Agreement the following schedules, which are collectively referred to as the “Company Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of the Company to be complete, true, and accurate in all material respects as of the date of this Agreement: (a) a schedule of any exceptions to the representations made herein; and (b) a schedule containing the other information requested herein.

Section 2.18 Material Information. To the knowledge of the Company, this Agreement and any certificate or schedule attached hereto or delivered in accordance with the terms hereof by or on behalf of the Company in connection with tire transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ENVIRO

Enviro represents, warrants and agrees that all of the statements in the following subsections of this Article III are true and complete as of the date hereof, except as set forth in the Enviro Schedules (defined below).

Section 3.1 Corporate Organization.

(a) Corporate Existence, Power and Authority. Enviro is a company duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted and to own, lease or otherwise hold its properties, to enter into this Agreement, and to carry out the transactions contemplated by this Agreement, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of Enviro. “Material Adverse Effect” means, when used with respect to Enviro, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of Enviro, or materially impair the ability of Enviro to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

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(b) Corporate Action. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, do not violate any provision of Enviro’s Articles of Incorporation or Bylaws or similar documents (including all amendments thereto, the “Enviro Charter Documents”). Enviro has taken all actions required by law, its Enviro Charter Documents, or otherwise to authorize the execution and delivery of this Agreement. Enviro has full power, authority, and legal capacity and has taken all action required by law, its Enviro Charter Documents, and otherwise to consummate the transactions herein contemplated,

(c) Board Authorization. Enviro’s Board of Directors (the “Enviro Board”) has authorized the execution and delivery of this Agreement by Enviro and has approved this Agreement and the transactions contemplated hereby. The minute books of Enviro are current as required by law, contain the minutes of all meetings of the Enviro Board and its shareholders from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Enviro Board and its shareholders.

Section 3.2 Capitalization of Enviro.

(a) Capital Stock. The authorized capital stock of Enviro consists of: (i) 10,000 shares of common stock, par value $0.01 per share, of which 8,602.150538 shares of common stock are issued and outstanding immediately prior to the Share Exchange.

(b) Convertible Securities. Enviro has furnished or made available accurate and complete copies or detailed descriptions of any and all outstanding warrants, options or other securities convertible into or exchangeable or exercisable for common stock.

(c) Registration and Preemptive Rights. Enviro has furnished or made available accurate and complete copies or detailed descriptions of any and all agreements and obligations with respect to any registration rights or preemptive rights.

(d) Voting Agreements; Encumbrances. Enviro has furnished or made available accurate and complete copies or detailed descriptions of any and all voting trusts, shareholder agreements or other voting arrangements, capacities, charges, liens or encumbrances on any shares of Enviro’s capital stock that have been entered into among the shareholders of Enviro.

(e) Duly Authorized, Validly Issued, Fully Paid and Non-Assessable. All of the issued and outstanding shares of the capital stock of Enviro immediately prior to this Share Exchange are, and all shares of the capital stock of Enviro when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws. The issuance of all of the capital stock of Enviro described in this Section 3.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no shareholder of Enviro has any right to rescind or bring any other claim against Enviro for failure to comply with the Securities Act, or state securities laws.

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Section 3.3 Validity and Enforceability of Agreements, This Agreement constitutes the valid and legally binding obligation of Enviro and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

Section 3.4 Subsidiaries. Enviro does not have any subsidiaries and does not own, beneficially or of record, any shares of or control any other corporation, or equity interests in any other entity.

Section 3.5 Intellectual Property; Assets; Title to Assets. Enviro has furnished or made available accurate and complete copies or detailed descriptions of any and all of the principal assets or properties of Enviro (the “Enviro Principal Assets”). Enviro has good and marketable title to the Enviro Principal Assets, free and clear of all mortgages, liens, claims or encumbrances of any land or any conditional sale agreement or other title retention agreement. The Enviro Principal Assets constitute all patents, licenses, permits, consents, approvals or authorizations of governments, governmental authorities or quasi-governmental authorities (both United States and foreign) currently owned or held by Enviro in connection with its business (the “Enviro Patents, Licenses and Permits”), and Enviro is the owner or exclusive licensee of each such Enviro Patents, License and Permit. No claims made by third parties with respect to any of the Enviro Patents, Licenses and Permits are pending. There are no decrees, licenses, sublicenses, agreements or limitations now in effect relating to any of the Enviro Patents, Licenses and Permits and there has been no notice to Enviro that any Enviro Patents, License or Permit infringes the rights of any third party or is being infringed by any third party.

Section 3.6 Trademarks, Tradenames, etc. Enviro has furnished or made available accurate and complete copies or detailed descriptions of any and all registered or unregistered copyrights, trademarks, tradenames, service marks, service names, slogans or assumed names (nor are any of the same used or held for use) used in connection with the conduct of its business (the “Enviro Trademarks”), all of which are owned by Enviro. No claims made by third parties with respect to any of the Enviro Trademarks are pending. There are no decrees, licenses, sublicenses, agreements or limitations now in effect relating to any of the Enviro Trademarks and there has been no notice to Enviro that any Enviro Trademark infringes the rights of any third party or is being infringed by any third party.

Section 3.7 Enviro Material Contracts. Enviro has furnished or made available accurate and complete copies or detailed descriptions of the Enviro Material Contracts (defined below), including tire Enviro Patents, Licenses and Permits. With respect to any Enviro Material Contract, Enviro is not aware of any existing breach, default or event of default by Enviro, or event that with notice or lapse of time or both would constitute a breach, default or event of default by Enviro, other than breaches, defaults or events of default that would not have a Material Adverse Effect on the business, assets or prospects of Enviro, nor does Enviro know of, and Enviro has not received notice of, or made a claim with respect to, any breach or default by any other party thereto that would, severally or in the aggregate, have a Material Adverse Effect. As used herein, the term “Enviro Material Contracts” shall mean all (i) employee benefit plans, share option schemes or agreements and employment, consulting or similar contracts, (ii) contracts that involve remaining aggregate payments by Enviro in excess of $10,000 or which have a remaining term in excess of two years, (iii) insurance policies, and (iv) all contracts that would, if terminated, have a Material Adverse Effect.

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Section 3.8 Financial Statements. Except as set forth in Enviro Schedules:

(a) Enviro Financial Statements. Enviro has as Enviro Schedule 3.9 correct and complete copies of audited consolidated balance sheets of Enviro as of December 31,2020 and 2019, and the related audited consolidated statements of operations for the years ended December 31, 2020 and 2019 (collectively, the “Enviro Financial Statements”).

(b) Generally Accepted Accounting Principles. The Enviro Financial Statements were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly present in ail material respects the consolidated financial position and the consolidated results of operations and cash flows of Enviro and its consolidated subsidiaries, in each case as of the dates and for tire periods referred to therein, except as set forth in tire notes thereto, and except that the unaudited interim financial statements contained in the Enviro Financial Statements do not include footnotes and are subject to normal, recurring year-end audit adjustments.

(c) Tax Returns and Payment. Enviro has duly and timely filed all material tax returns required to be filed by it and has duly and timely paid all taxes, of any kind or form, shown thereon to be due,

Section 3.9 Governmental Authorizations and Third-Party Consents.

(a) Governmental Approvals. No authorization, consent or approval or other order or action of or filing or registration with any court, administrative agency, or other governmental or regulatory body or authority is required for the execution and delivery by Enviro of this Agreement or Enviro’s consummation of the transactions contemplated hereby.

(b) Permits. Enviro is not required to have any licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof.

(c) Third-Party Consents. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, and except as set forth in the Enviro Material Contracts, no authorization, approval, waiver, consent, or order of, or registration, declaration, or filing with, any court or other governmental body, or any third party, including a party to any agreement with Enviro, is required in connection with the execution and delivery by Enviro of this Agreement and the consummation by Enviro of the transactions contemplated hereby.

(d) No Contravention. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Enviro is a party or to which any of its assets, properties or operations are subject.

Section 3.10 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Enviro after reasonable investigation, threatened by or against Enviro or affecting Enviro or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Enviro does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

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Section 3.11 Compliance With Laws and Regulations. To the best of its knowledge, Enviro has complied with all applicable statutes and regulations, except to the extent that noncompliance would not result in a Materially Adversely Effect. This compliance includes, but is not limited, to, the filing of all reports to date with federal and state securities authorities. Enviro has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 3.12 Interested Party Transactions. Enviro has furnished or made available accurate and complete copies or detailed descriptions of any and all of Enviro’s indebtedness to any of its officer or directors (except for amounts due as normal salaries and bonuses and In reimbursement of ordinary expenses), and any indebtedness of any such person to Enviro, and there are no other transactions of the type that would be required to be disclosed pursuant to Items 402 or 404 of Regulation S-K under the Securities Act and the Exchange Act.

Section 3.13 Finders’ Fees. Enviro has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 3,14 Money Laundering Laws. The operations of Enviro are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental body, agency or instrumentality (collectively, the “Money Laundering Laws”) and no Action involving Enviro with respect to the Money Laundering Laws is pending or, to the knowledge of Enviro, threatened.

Section 3.15 Absence of Undisclosed Liabilities. Except as specifically disclosed in the Enviro Schedules, since December 31, 2020: (a) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (b) Enviro has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees to be paid prior to Closing; (c) Enviro has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (d) Enviro has not made any loan, advance or capital contribution to or investment in any person or entity; (e) Enviro has not discharged or satisfied any Hen or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (f) Enviro has not suffered any losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; (g) except for the Share Exchange, Enviro has not entered into any transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business; (h) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (i) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (j) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees.

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Section 3.16 No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to Enviro or its respective business, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by Enviro but which has not been so publicly announced or disclosed.

Section 3.17 Enviro Schedules. Enviro has delivered to in connection with this Agreement the following schedules, which are collectively referred to as the “Enviro Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Enviro to be complete, true, and accurate in all material respects as of the date of this Agreement: (a) a schedule of any exceptions to the representations made herein; and (b) a schedule containing the other information requested herein.

Section 3.18 Material Information. To the knowledge of Enviro, this Agreement and any certificate or schedule attached hereto or delivered in accordance with the terms hereof by or on behalf of Enviro in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF THE ENVIRO THERAPEUTICS, INC. SHAREHOLDERS

Each of the Enviro Shareholders, hereby severally and not jointly represents, warrants and agrees that all of the statements in the following subsections of this Article IV are true and complete as of the date hereof, except as set forth in the Enviro Shareholders Schedules (defined below):

Section 4.1 Authority. Each Enviro Shareholder has the right, power, authority and capacity to execute and deliver this Agreement to which such Enviro Shareholder is each a party, to consummate the transactions contemplated by this Agreement, and to perform such Enviro Shareholder’s obligations under this Agreement This Agreement has been duly and validly authorized and approved, executed and delivered by such Enviro Shareholder, and constitutes the legal, valid and binding obligations of such Enviro Shareholder, enforceable against such Enviro Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

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Section 4.2 No Conflict. Neither the execution or delivery by such Enviro Shareholder of this Agreement nor the consummation or performance by such Enviro Shareholder of the transactions contemplated hereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of such Enviro Shareholder (if such Enviro Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which any of such Enviro Shareholder is a party or by which the properties or assets of such Enviro Shareholders is bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which any of such Enviro Shareholder, or any of the properties or assets of such Enviro Shareholder, may be subject.

Section 4.3 Litigation. There is no pending Action against such Enviro Shareholder that involves the Enviro Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of Enviro and, to the knowledge of such Enviro Shareholder, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4 Ownership of Shares. Such Enviro Shareholder is both the record and beneficial owner of the Enviro Shares held by such Enviro Shareholder, Such Enviro Shareholder is not the record or beneficial owner of any other shares of Enviro. Such Enviro Shareholder has and shall transfer at the Closing, good and marketable title to the Enviro Shares held by such Enviro Shareholder, tree and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable agreements or law.

Section 4.5 Pre-emptive Rights. Such Enviro Shareholder has no pre-emptive rights or any other rights to acquire any shares of Enviro that have not been disclosed as part of the Enviro Material Contracts, waived or exercised.

Section 4.6 Restricted Securities. Such Enviro Shareholder (a) is acquiring the Company Shares for his or its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; (b) understands that the Company Shares are being issued in reliance on specific exemptions from the registration requirements of United States federal and state securities laws; (c) is an “accredited investor” as that term is defined in Rule 501 of Regulation D (and for any foreign Enviro Shareholder, if applicable, is acquired pursuant to the requirements of Regulation D and Regulation S and in compliance with applicable foreign securities laws and regulations) and (d) understands that the Company Shares have not been and will not he registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, (ii) such Enviro Shareholder shall have delivered to the Company an opinion of counsel to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration or (iii) such Enviro Shareholder provides the Company with reasonable assurance that such securities can be sold, assigned or transferred in compliance with an exemption from registration under the Securities Act. Furthermore, any foreign Enviro Shareholder, if applicable, understands that the Company Shares may not be offered for sale, sold, assigned or transferred unless done in compliance with applicable securities laws and regulations in the U.S. (or such foreign jurisdiction) as applicable. If the Enviro Shareholder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code), the Enviro Shareholder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Company Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Company Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Company Shares. The Enviro Shareholder’s subscription and payment for and continued beneficial ownership of the Company Shares will not violate any applicable securities or other laws of the Enviro Shareholder’s jurisdiction.

Section 4.7 Legends. The Enviro Shareholders understand that the Company Shares and any securities issued in respect of or exchange for the Company Shares, may be notated with a legend as substantially set forth below:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933”

Section 4.8 Disclosure. Such Enviro Shareholder (a) has been furnished with or has been given access to all materials relating to the business, finances and operations of the Company and materials relating to the Company Shares which have been requested by such Enviro Shareholder; (b) is familiar with the business, operations, and financial condition of the Company; (c) understand that an investment in the Company Shares involves a high degree of risk; (d) has sought such accounting, legal and tax advice as he or it deemed necessary to make an informed investment decision with respect to the Share Exchange and (e) understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Company shares or the fairness of the Share Exchange contemplated hereby, nor have such authorities passed upon or endorsed the merits of the Share Exchange.

Section 4.9 Enviro Shareholder Schedules. Such Enviro Shareholder has delivered to the Company and the following schedules, which are collectively referred to as the “Enviro Shareholder Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by each of the Enviro Shareholders to be complete, true, and accurate in all material respects as of the date of this Agreement: (a) a schedule of any exceptions to the representations made herein; and (b) a schedule containing the other information requested herein.

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ARTICLE V

CONDITIONS TO OBLIGATIONS OF THE ENVIRO THERAPEUTICS, INC.

SHAREHOLDERS

The obligations of Enviro and the Enviro Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Enviro or the Enviro Shareholders, as the case may be, in their sole discretion:

Section 5.1 Representations and Warranties of the Company. All representations and warranties made by the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

Section 5.2 Agreements and Covenants. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of the Company shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5 Documents. The Company must have caused the following documents to be delivered to Enviro:

(a) Executed Agreement. This Agreement duly executed;

(b) Assignment of Contracts. All executed forms of assignment for any of the Company’s agreements with third-party that must he assigned, as may be applicable.

(c) Consents; Approvals. All necessary consents and approvals of the Company’s Boards of Directors and shareholders, if required, and all consents, approvals, permits and authorizations required under their respective charter documents, and all consents, including any material consents and waivers by the Company’s lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

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(d) Minute Book. The original minute book(s) of the Company, including those of any applicable predecessors.

(e) Resolutions. Copies of all applicable resolutions, filings and other documents establishing, in form and substance acceptable to Enviro and the Enviro Shareholders, that the transactions contemplated by this Agreement were fully authorized by all appropriate action on the part of the Company certified by an officer of the Company.

(f) Good Standing Certificates, Current good standing certificates or the equivalent for the Company from its jurisdiction of formation and, from each other jurisdiction, if any, in which the Company is qualified or registered to do business as a foreign company.

(g) Other Documents, Such other documents as Enviro or the Enviro Shareholders may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of the Company, (ii) evidencing the performance of, or compliance by the Company with any covenant or obligation required to be performed or complied with by the Company, (iii) evidencing the satisfaction of any condition referred to in this Article V, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.6 No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to the Company.

Section 5.7 Satisfactory Due Diligence, Enviro and the Enviro Shareholders shall be satisfied in all respects with the results of its due diligence review of the Company.

Section 5.8 Liabilities or Agreements. As of the Closing, the Company shall have no debts and no liabilities of any nature nor any contractual or other obligations to the knowledge of the Company except as set forth in the Company Schedules.

Section 5.9 Taxes. Any unpaid taxes of the Company, if any, shall be fully and completely settled prior to the Closing,

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by tire Company in its sole discretion:

Section 6.1 Representations and Warranties of Enviro and the Enviro Shareholders. All representations and warranties made by Enviro and the Enviro Shareholders on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date.

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Section 6.2 Agreements and Covenants. Enviro and the Enviro Shareholders shall have performed and, complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Enviro shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5 Documents. Enviro and the Enviro Shareholders must deliver to the Company at the Closing:

(a) Executed Agreement. This Agreement duly executed;

(b) Assignment of Contracts. All executed forms of assignment for any of the Company’s agreements with third-party that must be assigned, as may be applicable,

(c) Consents; Approvals. All necessary consents and approvals of the Enviro’s Boards of Directors and the Enviro Shareholders, if required, and all consents, approvals, permits and authorizations required under their respective charter documents, and all consents, including any material consents and waivers by Enviro or the Enviro Shareholder’s lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(d) Minute Book. The original minute book(s) of Enviro, including those of any applicable predecessors.

(e) Resolutions. Copies of all applicable resolutions, filings and other documents establishing, in form and substance acceptable to the Company, that the transactions contemplated by this Agreement were fully authorized by all appropriate action on the part of the Enviro certified by an officer of Enviro.

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(f) Good Standing Certificates. Current good standing certificates or the equivalent for Enviro from its jurisdiction of formation and, from each other jurisdiction, if any, in which Enviro is qualified or registered to do business as a foreign company,

(g) Other Documents. Such other documents as the Company may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of Enviro and the Enviro Shareholders, (ii) evidencing the performance of, or compliance by Enviro and the Enviro Shareholders with, any covenant or obligation required to be performed or complied with by Enviro and the Enviro Shareholders, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Article VI, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement

Section 6.6 Satisfactory Due Diligence. The Company shall be satisfied in all respects with the results of its due diligence review of Enviro.

Section 6.7 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any person, any claim asserting that such person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Enviro Shares, or any other stock, voting, equity, or ownership interest in, Enviro, or (b) is entitled to all or any portion of the Company Shares.

ARTICLE VII

SURVIVAL, CONFIDENTIALITY AND POST-CLOSING COVENANTS

Section 7.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed after the Closing Date) shall expire on the Closing Date, and each party to this Agreement acknowledges they will have no claims against any other party to this Agreement after the Closing Date.

Section 7.2 Post-Closing Covenants. As soon as possible after the Closing, the Company Board and Company’s shareholders, to the extent required, shall approve:

(a) any required amendment to amended and restated bylaws,

(b) other matters necessary or advisable in connection with this Agreement and the transactions contemplated hereby.

The Company shall use its commercially reasonable efforts to cause the conditions set forth in this Section 7.2 to be satisfied as soon as possible after the Closing.

Section 7.3 Further Assurances. Each of the parties hereto agrees that it will, from time to time after the date of the Agreement, execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by the other party to carry out the actions and transactions contemplated by this Agreement, including the closing conditions described in Articles V and VI. Enviro and the Enviro Shareholders shall reasonably cooperate with the Company in its obtaining of the books and records of Enviro, or in preparing any solicitation materials to be sent to the shareholders of the Company in connection with the approval of the Share Exchange and the transactions contemplated by this Agreement.

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ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 8.2 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

Section 8.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or seven (7) days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to Enviro or the Enviro Shareholders, to:

2355 Westwood Boulevard #139

Los Angeles, California 90064

Attention: Neil Bhowmick, Chief Executive Officer of Enviro

If to the Company, to:

2355 Westwood Boulevard #139

Los Angeles, California 90064

Attention: John S. Yu, Chief Executive Officer of Kairos

With a copy to (which copy shall not constitute notice):

Baker & Hostetler, LLP

11601 Wilshire Boulevard, Suite 1400

Los Angeles, CA 90025-0509

Attention: Jeffrey P. Berg

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 8.3 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 8.3.

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Section 8.4 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 8.5 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 8.6 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.7 Counterparts. This Agreement may be executed in two or more counterparts, including via electronic signatures (such as DocuSign), each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 8.8 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.9 Governing Law: Jurisdiction; Venue. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California without giving effect to the choice of law provisions thereof. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in Los Angeles County, California, in connection with any action.

Section 8.10 Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

Section 8.11 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE PARTIES, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

[Balance of Page Intentionally Left Blank]

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[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KAIROS PHARMA, LTD.

/s/ John S. Yu
Name:	John S. Yu
Title:	Chief Executive Officer

ENviro Therapeutics, Inc.

/s/ Neil Bhowmick
Name:	Neil Bhowmick
Title:	Chief Executive Officer

Enviro Shareholders

/s/ John S. Yu
John S. Yu

/s/ Neil Bhowmick
Neil Bhowmick

TRacon Pharmaceuticals

/s/ Charles Theuer
Name:	Charles Theuer
Title:	CEO

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SCHEDULE I

ENVIRO SHAREHOLDERS

Beneficial Owner	Title of Class	Number of Shares
John S. Yu	Common	4,000
Neil Bhowmick	Common	4,000
Tracon Pharmaceuticals, Inc.	Common	602.150538

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SCHEDULE II

ENVIRO ISSUEES

Beneficial Owner	Address	Common Shares
John S. Yu	2355 Westwood Boulevard #139	1,860,000
	Los Angeles, California 90064
Neil Bhowmick	2355 Westwood Boulevard #139	1,860,000
	Los Angeles, California 90064
Tracon Pharmaceuticals, Inc.[1]	4350 La Jolla Village Drive, Suite 800 San Diego CA 92122	280,000

1 Pursuant to that certain License and Supply Agreement (the “Tracon Agreement”), dated May 28,2021 between Enviro and Tracon Pharmacouficals, Inc, (“Tracon”), Enviro issued Tracon equity ownership in Enviro equal to a number of shares of restricted common stock of Enviro equal to seven percent (7%) on a fully diluted and converted basis of all common and preferred shares of Enviro (the “Enviro Equity”), In connection with the Enviro-Kairos Share Exchange, the parties agreed that Tracon would receive, in exchange for its Enviro common stock, 280,000 shares of the restricted common stock of Kairos (which is equal to 1.41229% of the issued and outstanding shares of Kairos on a fully-diluted and converted basis) as the Enviro Equity. In the Kairos-BLAB Transaction, the parties agreed that Tracon would receive, in exchange for its Kairos common stock, approximately 1,366,835.92 shares of the restricted common stock of BLAB (which is equal approximately 1.271078% of the issued and outstanding shares of BLAB on a fully-diluted and converted basis) as the Enviro Equity. Until such time as Tracon has received all of the Cash Consideration (as defined in the Tracon Agreement), Enviro or its successor in interest, shall issue to Tracon, without further consideration, any additional common stock of Enviro, or such successor in interest, necessary so that Tracon maintains ownership of shares of Enviro, or such successor in interest, equal to the Enviro Equity on a fully-diluted and converted basis of all stock in Enviro (or its successor). Notwithstanding the foregoing, if Tracon receives the foil Cash Consideration within six (6) months of the effective date of the Tracon Agreement, then Tracon shall automatically return to Enviro (or any successor entity, if applicable) a number of shares of the restricted common stock of Enviro (or its successor) such that upon such return of shares Tracon shall possess an amount of shares in Enviro (or its successor) equal to two percent (2%) on a fully-diluted and converted basis relative to foe other Enviro shareholders who exchanged their shares in foe Enviro-Kairos Exchange. The returned portion of foe Enviro Equity shall automatically be terminated, cancelled and of no further force and effect.

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